Exhibit 23.2

ACCOUNTANT'S CONSENT

We consent to the use of our report include in the Form 10-sb registration to the Securities and Exchange Commision.


By:  ___/s/__________________
     Zaritsky Penny, LLP
     Chartered Accountants

London, Ontario, Canada
March 13, 2002